MOORE & ASSOCIATES, CHARTERED
      ACCOUNTANTS AND ADVISORS
        PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1 of Hotel Management Systems, Inc., of our report dated May 23, 2008 on our audit of the financial statements of Hotel Management Systems, Inc. as of April 30, 2008, and the related statements of operations, stockholders’ equity and cash flows from inception on April 15, 2008 through April 30, 2008, and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered
Moore & Associates Chartered
Las Vegas, Nevada
May 28, 2008